Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

PDI, Inc.
Parsippany, New Jersey
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of PDI, Inc. of our report dated September 15, 2014, relating to the financial statements of RedPath Integrated Pathology, Inc. for the year ended December 31, 2013 appearing in the PDI, Inc.’s Current Report on Form 8-K/A dated January 16, 2015.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Woodbridge, New Jersey
October 2, 2015